UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

Form 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2019

THE FIRST BANCSHARES, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	000-22507	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6480 U.S. Hwy 98 West
Hattiesburg, MS 39402
(Address of Principal Executive Offices) (Zip Code)

(601) 268-8998
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock	FBMS	The Nasdaq Stock Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Chief Financial Officer

On October 17, 2019, The First, A National Banking Association (the “Bank”), a wholly-owned subsidiary of The First Bancshares, Inc. (the “Company”) entered into an Employment Agreement with Ms. Donna T. (Dee Dee) Lowery, Executive Vice President and Chief Financial Officer of the Bank and the Company (the “Employment Agreement”). The Employment Agreement terminates, and supersedes in its entirety, the Change in Control Agreement between the Bank and Ms. Lowery, dated as of February 1, 2017.

The term of the Employment Agreement expires on October 17, 2021, with automatic extension unless proper notice is given. The Employment Agreement provides for a base salary of $234,150 and participation in benefit plans, policies and programs as may be maintained, from time to time, by the Bank. Ms. Lowery also will have an opportunity to receive an annual bonus (up to a maximum of 15% of her base salary) based upon the achievement of performance goals established from year to year by the Compensation Committee.

Pursuant to the Employment Agreement, if a change in control of the Company occurs during the term of the Employment Agreement and following such change in control, the Company terminates Ms. Lowery’s employment other than for “cause” or “disability” or Ms. Lowery resigns for “good reason” (as such terms are defined in the Employment Agreement), then Ms. Lowery will receive (i) a severance payment equal to two (2) times Ms. Lowery’s then-current base salary, payable in a single lump sum within 30 days following her termination, and (ii) monthly payments equal to the employer portion of COBRA premiums for 18 months following her termination, in each case subject to Ms. Lowery’s execution and non-revocation of a general release of claims against the Bank.

The Employment Agreement contains customary confidentiality covenants, as well as covenants regarding the non-solicitation of customer and employees and non-competition that apply for 12 months following the executive’s termination of employment, in the case of the non-competition covenant, or 36 months, in the case of the non-solicitation covenants.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a complete copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Amendment to Outstanding Restricted Stock Awards

The Compensation Committee (the “Committee”) of the Board of Directors of the Company has previously granted shares of restricted stock to certain employees of the Company or its affiliates, including to its President and Chief Executive Officer, M. Ray (Hoppy) Cole, Jr. and Executive Vice President and Chief Financial Officer, Donna T. (Dee Dee) Lowery. On October 15, 2019, the Committee approved a modification to outstanding shares of restricted stock to provide that such shares will become fully-vested if (i) the Company or one of its affiliates terminates the grantee’s employment without cause (as defined in the award agreement); or (ii) the grantee resigns for good reason within 24-months following a change in control (as such terms are defined in the award agreement), in the event that the outstanding restricted stock awards are not assumed by the acquiror in connection with such change in control (collectively, the “ Restricted Stock Amendment”).

The foregoing summary of the Restricted Stock Amendment is qualified in its entirety by reference to the Restricted Stock Amendment, a complete copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of October 17, 2019, by and between The First and Donna T. (Dee Dee) Lowery.

10.2	Amendment to Stock Incentive Agreement for Outstanding Shares of Restricted Stock, dated as of October 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC.

	By:	/s/ M. Ray (Hoppy) Cole, Jr.
October 21, 2019		M. Ray (Hoppy) Cole, Jr.
President and Chief Executive Officer